CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This Promissory Note Purchase Agreement, dated as of the date written below, (this "AGREEMENT") is entered into by and among International Food Products Group, Inc., a Nevada corporation, (the "Company") and the undersigned investor (the "Investor".)

WHEREAS, the Company is conducting an offering of $850,000 of Convertible Promissory Notes to a limited number of "Accredited Investors" as such is defined under Rule 144 of the Securities Act of 1933 (the "Act"), and

WHEREAS, each Investor desires to invest in the Company by purchasing shares of common stock of the Company for $.005 per share, and

WHEREAS, the Company, as of February 12, 2009, does not have sufficient common stock authorized, but un-issued, to sell to the Investor, and

WHEREAS, the Investor wishes to purchase a convertible promissory note (the “Note”) from the Company, the principal and interest of which will be mandatorially converted to common stock of the Company, at $.005 per share, when the Company has sufficient common stock authorized but un-issued to sell to the Investor, and

WHEREAS, the Company has agreed that it will convert the principal and accrued interest on the Note to shares of its common stock, when the Company’s Articles of Incorporation are amended to increase its authorized but un-issued common stock so that the Company has sufficient authorized but un-issued common stock to convert the Note, at $.005 per share

WHEREAS, the Company desires such an investment. upon the terms and subject to the conditions set forth in this Agreement,

Accordingly, the parties, intending to be legally bound, hereby agree as follows:

1. Agreement to Sell and Purchase.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Investor, and Investor agrees to purchase from the Company, a Note (in the form set forth on Exhibit ‘A’ hereto) in the amount set forth opposite the Investor's name and signature in the space provided on the signature page of this Agreement.

2.  Terms of Note.

(a) Principal, Interest and Due Date.  The Company will pay to the Investor the principal amount of the Note, with interest thereon at the rate of ten percent (10.0%) per annum, said principal and all accrued interest thereon (the “Principal Sum”) being payable in full on the one year anniversary date of this Agreement (the “Maturity Date”).

 (b) Payment.  Payment of the Principal Sum shall be made by check payable to the Investor at the Investor’s principal address set forth in on the signature page hereof (or at such other place as the Investor hereof shall notify the Company in writing) or, if the Investor so specifies, by written notice to the Company given not less than two Business Days prior to the Maturity Date by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America.  If the Maturity Date occurs on a date that is not a Business Day then the Principal Sum shall be paid on the next succeeding Business Day. "Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks in the city of Newport Beach, California are authorized or required to be closed.

(c) Pre-payment. In the event of any prepayment of all or any portion of the Principal Sum prior to the Maturity Date, in addition to the payment of the subject principal amount and all unpaid accrued interest thereon, the Company shall be required to pay to the Investor a pre-payment premium in an amount equal to twenty five  percent (25%) of the principal amount being prepaid and issue to the Investor a number of shares of Common Stock determined by dividing one-half of the unpaid Principal Sum being pre-paid, by the Conversion Price.

(d) Conversion.

 The Investor may, at its option, upon written notice to the Company, given at any time and from time to time, convert all or any portion of the unpaid Principal Sum of this Note, into shares of common stock of the Company (the "Shares”), at a price of $.005 per share of Common Stock (as same may be adjusted from time to time in accordance herewith, the “Conversion Price”).

(e)  Mandatory Conversion. If there is a Mandatory Conversion Event (as defined below) at any time on or prior to the Maturity Date, the Company shall convert all, but not less than all, of the outstanding Principal Sum into Common Stock of the Company by issuing to the Investor an amount of shares of Common Stock determined by dividing the Principal Sum by the Conversion Price (the "Mandatory Conversion") in accordance with Section 2(a) above.  A  “Mandatory Conversion Event” shall mean the date upon which the Company amends its Articles of Incorporation, and such Amendment is filed and accepted by the State of Nevada, to increase the Company’s authorized common stock, so there is sufficient authorized, but un-issued common stock to convert the Principal Sum of the Note to common stock at $.005 per share.  No fractional shares shall be issued upon any  Mandatory Conversion. Instead of any fractional share which would otherwise be issuable upon Mandatory Conversion, the Company shall issue one full share for each fractional share that may otherwise be issued..

3.   Adjustments for Corporate Actions.

(a)  Reorganization, Reclassification or Recapitalization of the Company. In case of (i) a capital reorganization, reclassification or recapitalization of the Company's capital stock (other than in the cases referred to in Section 3(c) hereof), (ii) the Company's consolidation or merger with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities,cash or otherwise, or (iii) the sale or transfer of all or substantially all of the Company's assets, then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon the Mandatory Conversion (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) and without payment of any additional consideration, the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock that would otherwise have been deliverable upon the  Mandatory Conversion at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer. This Section 4(a) shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the Mandatory Conversion. If the per share consideration payable to the Investor for shares of Common Stock in connection with any transaction described in this Section 2(d)(1) is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's board of directors.

(b)  Splits and Combinations. If the Company at any time or from time to time after the date of the Note subdivides any of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(c)  Reclassifications. If the Company reclassifies or otherwise changes any of the securities into which the Note may be convertible into the same or a different number of securities of any other class or classes, the Note shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities that the Note was convertible into immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted.

(d)  Adjustment Certificates. Promptly after any adjustment of the Conversion Price or the number of shares of Common Stock issuable upon the Mandatory Conversion, a certificate, signed by (i) the Company's President and Chief Financial Officer or (ii) any independent firm of certified public accountants of recognized national standing the Company selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Investor at the address set forth in Section 6(e) hereof, and shall specify the adjusted Conversion Price and the number of shares of Common Stock issuable upon the  Mandatory Conversion after giving effect to the adjustment.

(e) No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Investor soley in in the circumstances described above. The Company shall not be deemed to have avoided or to be seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by issuing securities after the date of this Agreement  or for any lawful purpose.

         4. Representations and Warranties of Company. Company hereby represents and warrants to Investor that, the statements contained in the following paragraphs of this Section 4 are all true and correct as of the Date of this Agreement:

            (a) Organization and Standing: Articles and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

            (b) Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement, and the Note, and upon issuance, the Note will be a valid and binding obligations of Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

            (c) Authorization.

                (i) Corporate Action.  All corporate and legal action on the part of Company, its officers, directors and shareholders necessary for the execution and delivery of this Agreement, and the sale and issuance of the Note, and the shares issuable upon conversion of the Note and the performance of Company's obligations hereunder and under the Note have been taken, except for amendment of the Company's Articles of Incorporation.

                (ii) Valid Issuance. The Note and shares of common stock issued upon conversion of the Note (collectively, the "Purchased Securities"), when issued in compliance with the provisions of this Agreement, will be validly issued and will be free of any liens or encumbrances, provided, however, that the Purchased Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

5. Representations and Warranties by Investor.   Investor represents and warrants to Company as of the date of this Agreement as follows:

 (a)  Authority and Knowledge. The Investor has full capacity, power and authority to execute and deliver this Agreement. Without limiting the terms of the investment representations set forth below, the Investor represents that the Investor:

(i)

has had access to and has reviewed the filings made by the Company with the United States Securities and Exchange Commission, and has had the opportunity to ask questions and receive answers from the Company and its officers and directors regarding matters relevant to the Company and an investment therein including, without limitation, (1) the terms and conditions of this Agreement, (2) the Company’s business plan, (3) the Company’s capitalization and charter documents, (4) the status and nature of the Company’s assets, (5) the status and nature of the Company’s liabilities (including amounts and other obligations owed to third parties), (6) the Company’s current third party arrangements, (7) the early-stage nature of the Company’s business, (8) the business prospects and financial affairs of the Company, (9) the competitive environment which the Company and its proposed products and services face, (10) the status of arrangements between the Company and third parties regarding intellectual property rights which may be useful in connection with the Company’s business, and, (11) the Company’s imminent need for substantial amounts of additional financing;

(ii)

has had the opportunity to obtain any and all information which the Investor deemed necessary to evaluate the Company as well as to verify the accuracy of information otherwise provided to the Investor.

(iii)

is experienced in making investments in the unregistered and restricted securities of development stage companies and understands that such investments (including the investment in the Purchased Securities ) involve a high degree of speculation and risk.

(iv)    has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Company and, by reason of the Investor’s financial and business experience, the Investor has the capacity to protect the Investor’s interest in connection with the Subscription.

(v)      is financially able to bear the economic risk of the investment represented  including a total loss of such investment.

(vi)

has (1) a preexisting personal or business relationship with the Company or one or more of its officers, directors or control persons or (2) by reason of the Investor’s business or financial experience, the Investor is capable of evaluating the risks and merits of an investment in the Purchased Securities and of protecting the Investor’s own interests in connection with such investment; and,

(vii)

is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”).  Without limiting the representation set forth in the foregoing sentence, the Investor confirms that the Investor has reviewed the definition of an “accredited investor” which is attached hereto as Attachment 1 (which is not a complete definition of the term, but which includes the most likely categories of qualification) to confirm the accuracy of such representation and the Investor has noted, on the Investor’s signature page hereto, the category(ies) (by paragraph-number) pursuant to which the Investor qualifies as an “accredited investor”.

(b)

Investor not a Natural Person. If the Investor is an entity, the Investor has not been formed for the purpose of effecting the Subscription or otherwise making an investment in the Company.

(c)

Shares Acquired for Investment. The Purchased Securities are being acquired by the Investor (i) solely for investment purposes, (ii) for the Investor’s own account only and (iii) not for sale, transfer or with a view to any distribution of all or any part of such Shares.  No other person will have any direct or indirect beneficial interest in the Purchased Securities.

(d)

No Brokers. The Investor has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions, or any similar charges in connection with this Agreement and the transactions contemplated hereby.

6.

Understandings and Acknowledgements

(a) Unregistered Securities. The Investor acknowledges that the Purchased Securities have not been registered under the Act or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on the representations and warranties herein.

(b)  Restricted Securities. The Investor understands that (i) the Note and the Shares are “restricted securities” under the federal securities laws (e.g., the Act) insofar as the Purchased Securities will be acquired from the Company in a transaction not involving a public offering, (ii) under such laws and applicable regulations, the Purchased Securities may be resold without registration under the Act only in certain limited circumstances and (iii) in the absence of registration under the Act (which is not presently contemplated and with respect to which the Company has no obligation) the Purchased Securities must be held indefinitely.  Each Investor understands the resale limitations imposed by the Act and is familiar with Rule 144 under the Act, as presently in effect, margin:0pt; font-size:12pt; page-break-before:always">and the conditions which must be met in order for Rule 144 to be available with respect to the resale of “restricted securities”.

(c) Restrictive Legend. The Investor understands that any certificates evidencing the Shares will bear one or all of the following legends:

(i) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE   SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

(ii)      Any legend required by applicable state securities laws.

(iii)

Any legend required by any applicable shareholders’ agreement.

(d) Impending Corporate Actions. The Investor understands that on February 9,__, 2009, the holders of a majority of the votes entitled to vote at a meeting of the common stockholders, consented to and approved the following corporate actions:

(i) To change of name of the Company to Advanced Technologies and Products Group, Inc.,

(iii) To increase the authorized common stock from 600 million shares to one billion eight hundred million common shares;

(iii) That the Company has prepared and filed a Preliminary Information Statement on Schedule 14C with the United States Securities & Exchange Commission the to implement the corporate actions set forth in Sections (i) and  (ii) of this Section 6(d).

7.

Covenants

(a) Disposition Restrictions. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Purchased Securities unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or,

(ii) Such Investor shall have (1) notified the Company of the proposed disposition, (2) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, (3) furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Act or the consent of (or a permit from) any authority under any applicable state securities laws.

(b) Rule 144. In the case of any disposition of any Purchased Securities pursuant to Rule 144 under the Act, then in addition to the matters set forth in paragraph 4(a)(ii) above, the Investor at issue shall promptly forward to the Company a copy of any Form 144 filed with the Securities and Exchange Commission (the “SEC”) with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with Rule 144.  If Rule 144 is amended or if the SEC’s interpretations thereof in effect at the time of any such disposition by the Investor have changed from the SEC’s present interpretations thereof, the Investor at issue shall provide the Company with such additional documents as the Company may reasonably require.

(c) Lock-up. In the event of an underwritten public offering relating to the Company’s securities, each Investor shall enter into a lock-up agreement upon such terms as shall be requested by the managing underwriter for such offering.

(d). IRA Funds. To the extent that any Investor pays the purchase price for any of the Purchased Securities with funds from the Investor’s self-directed Individual Retirement Account (an “IRA”), each such Investor hereby represents, warrants and covenants as follows:  (i) the purchase of such securities will not constitute a “prohibited transaction” for purposes of any law or regulation applicable to the IRA, and such Investor has confirmed this fact with independent legal counsel; (ii) no prohibition exists with respect to the use of funds from the IRA to effect the purchase of such securities (or any other transaction contemplated by this Agreement); (iii) such Investor is the sole person with any authority over investments made with respect to funds from the IRA, and such Investor is the sole owner of beneficial interests in the IRA; and, (iv) such Investor will protect, indemnify and hold the Company and its officers, directors, affiliates, shareholders, successors and assigns harmless from and against any and all claims, fees, penalties, taxes, interest, liabilities, obligations, damages, costs, losses and expenses (including, without limitation, attorneys’ fees and expenses) arising out of the use of funds from the IRA to purchase such securities.

         8. Miscellaneous.

            (a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of Company and Investor.

            (b) Governing Law. This Agreement and the Note and all actions arising out of or in connection with this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state. The parties acknowledge and agree that the exclusive venue and jurisdiction of any dispute arising out of this Agreement shall be a federal or state court located in the County of Orange, California.

            (c) Entire Agreement. This Agreement together with the exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            (d) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

            (e) Notices, etc. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile, if to Investor, at the address listed upon the signature page of this Agreement or at such other address or number as Investor shall have furnished to Company in writing, or if to Company, at 620 Newport Center Drive, Newport Beach California 92622 or at such other address or number as Company shall have furnished to Investor in writing.

            (g) Validity. If any provision of this Agreement or the Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered of  February __, 2009.

Signature Page on Next Page

INTERNATIONAL FOOD PRODUCTS GROUP, INC.

SIGNATURE PAGE TO THE

CONVERTIBLE NOTE PURCHASE AGREEMENT

Investor:

CATEGORY(IES) PURSUANT TO WHICH PURCHASER QUALIFIES AS AN ACCREDITED INVESTOR:

_____________________ (indicate the applicable section number(s) noted on Attachment 1 to the Agreement)

Date:_______________

_______________________________

   Amount of Convertible Note: $_________

Signature

_______________________________

Print Name

Address of Investor

_______________________________

Number and Street

_______________________________

City & State & Zip Code

Acknowledged and accepted:

Date: _______________

International Food Products Group, Inc.

 a Nevada corporation

By:

    _______________________________

ATTACHMENT “1” TO SUBSCRIPTION AGREEMENT

An investor is deemed to be “accredited” if (i) he or she has a net worth (as hereinafter defined in excess of $ 1,000,000; or (ii) he or she has had individual annual income in excess of $300,000 in each of the two most recent years and reasonably expects individual income in excess of $300,000 in the current year; or (iii) he or she has had joint income along with his or her spouse in excess of $300,000 in each of the two most recent years and reasonably expects joint income in excess of $300,000 in the current year; or (iv) he or she is a director or executive officer of the Company; or (v) the investor is a tax exempt entity, a corporation, a trust or a partnership not formed for the specific purpose of the investment and having total assets of over $5,000,000; or (vi) the investor is a corporation, partnership, trust or other entity and each and every equity owner of such entity is an Accredited Investor.

PARTIAL DEFINITION OF ACCREDITED INVESTOR

An “accredited investor” includes the following categories:

1.

Where the investor is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000;

2.

Where the investor is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with their spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

3.

Where the investor is a director or executive officer of the corporation which is issuing and selling the Shares at issue (i.e., the Company inasmuch as it is issuing and selling the Notes and the other securities.)

4.  Where the investor is a corporation, partnership, Massachusetts business trust or nonprofit organization within the meaning of section 501I(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities at issue and with total assets in excess of $5,000,000.

5.   Where the investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities at issue (i.e., the Notes and the other securities), where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Act; or

6.  Where the investor is an entity in which all of the equity owners of such entity are “accredited investors” within one or more of the above categories.

PLEASE NOTE THE CATEGORY(IES) PURSUANT TO WHICH YOU QUALIFY AS AN ACCREDITED INVESTOR ON YOUR SIGNATURE PAGE (IDENTIFYING SUCH CATEGORY(IES) BY THE PARAGRAPH NUMBER(S) REFERENCED ABOVE).

PURCHASER QUESTIONNAIRE

INTERNATIONAL FOOD PRODUCTS GROUP, INC,

PURCHASER SUITABILITY QUESTIONNAIRE

FOR INDIVIDUAL PURCHASERS

This Questionnaire is to be completed and executed by prospective Purchasers of Convertible Notes of INTERNATIONAL FOOD PRODUCTS GROUP, INC, a Nevada corporation (the "Company"), who are individuals (as opposed to a corporation, partnership, trust or some other form of entity or association).

The purpose of this Questionnaire is to enable the Company to determine whether or not it qualifies for an exemption from registration under federal and state securities laws.  All information furnished in completing this Questionnaire will be treated confidentially.  By signing this Questionnaire, however, you agree that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish the availability under federal or state securities laws of an exemption from registration of the offering and sale of the Units.

A response should be provided to each and every question.  If the answer to any question below is "none" or "not applicable," please so indicate

PERSONAL

Full Name of Prospective Purchaser: ___________________________________

Residence Address: _________________________________________________

Mailing Address: __________________________________________________

Residence Telephone: ________________

Date of Birth:    _____________________

Social Security Number______________

BUSINESS

Occupation____________________________________________________________

Number of Years___________

Present Employer______________________________________________________________

Position/Title___________________________________________________________

Business Address _____________________________________________________________________

Business  Telephone____________________________________________________________

RESIDENCE INFORMATION

Set forth in the space provided below the state(s) in which you have maintained your principal residence during the past three years and the dates during which you resided in each state.

________________________________________________________________________________________________________________________________________________

Do you maintain residence in any other state?  If yes, in which state(s)?

____________________________________________________________________

INCOME

(a)  Do you reasonably expect your individual income from all sources during the year ending December 31, 2008 to be in excess of $200,000 or your joint income with your spouse from all sources during the year ending December 31, 2006, to be in excess of $300,000?

Yes___    No____       If not, please specify amount: $

(b) What percentage of your income as shown above is anticipated to be derived from sources other than salary__

(c) Was your yearly individual income from all sources during each of the years ending December 31, 2008 and December 31, 2007 in excess of $200,000 or your joint income with your spouse from all sources during each of the years ending December 31, 2008 and December 31, 2007 in excess of $300,000?

  Yes____    No _____      If not, please specify amounts: 2008___________ 2007____________

NET WORTH AND PROPOSED INVESTMENT

(a) Is your net worth as of this date, combined with the net worth of your spouse, in excess of $1,000,000?

Yes_____    No_____    If not please specify amount:

$_______________________

(b) Aggregate dollar amount of your proposed investment.

$_______________________

 EDUCATION

Please describe your educational background and degrees obtained, if any:

________________________________________________________________________________________________________________________________________________

AFFILIATION

If you have any pre-existing personal or business relationship, with the Company or any of its officers, directors, or controlling persons, please describe the nature and duration of such relationship.

 _____________________________________________________________________

BUSINESS AND FINANCIAL EXPERIENCE

Please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests:

________________________________________________________________________________________________________________________________________________

INVESTMENT INTENT

Are you purchasing the securities offered for investment?

Yes________   No________

If not, please state reason for investment:

________________________________________________________________________

Do you meet one of the categories below; that is, (i), (ii) or (iii)?

___Yes

___No

Please check all categories which apply to you:

(i)You, or your professional advisor, have the capacity to protect your own interests in connection with the transaction.  /_/

(ii) You are able to bear the economic risk of your investment in the transaction. /_/)

(iii)The investment does not exceed 10% of your net worth or joint net worth with your spouse. /_/

FINANCIAL ADVISORS

In evaluating this investment, will you use the services of any of the following advisors?

___ Yes   ___No

(If so, please identify, providing address and telephone number.)

Accountant:_____________________________________________________________

Attorney:_______________________________________________________________

Others:_________________________________________________________________

The above information is true and correct in all material respects and the undersigned recognizes that the Company is relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1333, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission, and similar exemptions under applicable state securities laws.  The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at_________________________________ on _________, 2009

Signature:  _______________________________

Print Name:_______________________________

Exhibit “A”

THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE TRANSFERREDEXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. CERTIFICATES REPRESENTING ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE SHALL INCLUDE A LEGEND TO SIMILAR EFFECT AS THE FOREGOING.

INTERNATIONAL FOOD PRODUCTS GROUP, INC.,

CONVERTIBLE PROMISSORY NOTE

$____________

 February __, 2009

 Newport Beach, California

         FOR VALUE RECEIVED, International Food Products Group, Inc., a Nevada corporation (the "Company"), promises to pay to ______________ ("Holder"), at _____________________________ (address of Holder) the principal sum of ____________ Dollars ($                ), or such lesser amount as shall equal the outstanding principal amount hereof, and any unpaid accrued interest hereon, (the “Principal Sum”)  shall be due and payable on the February __ , 2010 (the “Maturity Date”).

        This Convertible Promissory Note (“Note”) is issued in connection with a Convertible Promissory Note Purchase Agreement (the “Agreement”) dated as of the date above written.  All capitalized terms contained in this Note shall have the meaning set forth in the Agreement.  In the event there is an inconsistency in the terms contained in the Agreement and the terms contained in this Note, then the terms of the Agreement shall control.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

         1. Interest. Commencing on the date above written and thereafter until all outstanding principal and interest on this Note shall have been paid in full, Company shall pay interest at the rate of ten percent (10%) per annum on the unpaid principal of this Note.

         2. Payment.  Payment of the Principal Sum shall be made by  check payable to the Holder at the Holder’s principal address set forth in on the signature page of the Agreement (or at such other place as the Holder hereof shall notify the Company in writing) or, if the Holder so specifies, by written notice to the Company given not less than two Business Days prior to the Maturity Date, by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America.  If the Maturity Date occurs on a date that is not a Business Day then the Principal Sum shall be paid on the next succeeding Business Day. "Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks in the city of Newport Beach, California are authorized or required to be closed.

        3. Pre-payment. In the event the Company shall desire to pre-pay this Note prior to a Mandatory Conversion Event  (as defined in Sub-paragraph (e) below) or the Maturity Date, the Company shall first give the Investor a minimum of 15 days notice prior to any such pre-payment.

        4. Conversion. The Holder may, at its option, upon written notice to the Company, given at any time and from time to time, convert all or any portion of the unpaid Principal Sum of this Note, and/or any accrued Interest thereon, into shares of common stock of the Company (“Common Stock”), at a price of $.005 per share of Common Stock (as same may be adjusted from time to time in accordance herewith, the “Conversion Price”).

       5. Mandatory Conversion. If there is a Mandatory Conversion Event (as defined in the Agreement) at any time on or prior to the Maturity Date, the Company shall convert all, but not less than all, of the outstanding Principal Sum into common stock of the Company by issuing to the Holder, one share of common stock for each $.005 of the Principal Sum outstanding on the date of the Mandatory Conversion Event.  No fractional shares shall be issued upon any  Mandatory Conversion. No fractional shares shall be issued upon any  Mandatory Conversion. Instead of any fractional share which would otherwise be issuable upon Mandatory Conversion, the Company shall issue one full share for each fractional share that may otherwise be issued..

       6. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay.  If Company shall fail to pay, when due, the principal payment  and any interest required under the terms of this Note on the date due and such payment shall not have been made within fifteen (15) days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

            (b) Voluntary Bankruptcy or Insolvency Proceedings. If the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, , (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing;

            (c) Involuntary Bankruptcy or Insolvency Proceedings. If proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced, and an order for relief entered in such proceeding shall not be dismissed or discharged within thirty (30) days of the entry of such an order.

         7. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

         8. Successors and Assigns. Holder may not sell, transfer or otherwise dispose of this Note without the written permission of the Company.. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

         10. Notices. Any notice, request or other communication required or permitted hereunder shall be in accordance with the Agreement.

         11. Governing Law. The descriptive headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

Signature on Next Page

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                              International Food Products Group, Inc.,

By: _________________________________

(title)

                                                Holder: ______________________________

 Signature

 ______________________________

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